UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 10, 2020

LIBERTY TRIPADVISOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36603	46-3337365
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Series A common stock	LTRPA	The Nasdaq Stock Market LLC
Series B common stock	LTRPB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

Investment Agreement

On March 15, 2020, Liberty TripAdvisor Holdings, Inc. (“Liberty TripAdvisor”) entered into an Investment Agreement (the “Investment Agreement”) with Certares Holdings LLC, Certares Holdings (Blockable) LLC, and Certares, Holdings (Optional) LLC (collectively, the “Purchaser”). Pursuant to the Investment Agreement, Liberty TripAdvisor agreed to issue and sell to the Purchaser 325,000 shares of Liberty TripAdvisor’s newly-created 8% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), for a purchase price of $1,000 per share. The Investment Agreement provides for a proposed closing date of March 30, 2020, but the parties have agreed to use reasonable efforts to close earlier. The Investment Agreement provides the minimal conditions to closing. For example, no regulatory approvals are needed as a condition to closing under the Investment Agreement. The net proceeds from the investment will be used to repay a portion of the outstanding balance under Liberty TripAdvisor’s existing margin loan (as described in Item 8.01 below). The remaining balance of the margin loan will be repaid with cash on hand and $34 million of secured borrowings against the 2020 Forward Contract (as defined below).

The Investment Agreement contains certain covenants of Liberty TripAdvisor and the Purchaser, including, among other things, a covenant that, subject to certain exceptions, the Purchaser will not transfer, or agree to transfer, any of its shares of Series A Preferred Stock.

LTRIP Board Matters. For so long as at least 25% of the original aggregate liquidation value of the Series A Preferred Stock remains outstanding (the “Threshold Amount”), the holders of a majority of the Series A Preferred Stock may appoint one director (the “Series A Preferred Threshold Director”) to Liberty TripAdvisor’s board of directors (the “Liberty TripAdvisor Board”). Upon the closing, Mr. Gregory O’Hara, Founder and Senior Managing Director of Certares Holdings LLC, will be appointed as the Series A Preferred Threshold Director and Vice Chairman of the Liberty TripAdvisor Board.

Consent Rights. For so long as the Threshold Amount remains outstanding, Liberty TripAdvisor will not pay any dividends on or repurchase shares of Liberty TripAdvisor common stock without the prior written consent of the holders of a majority of the Series A Preferred Stock (subject to certain exceptions). In addition, for so long as the Purchaser beneficially owns a number of shares of Series A Preferred Stock with an aggregate liquidation value at least equal to the Threshold Amount, Liberty TripAdvisor will be required to obtain the prior written consent of the holders of at least a majority of the Series A Preferred Stock prior to incurring certain indebtedness, issuing any stock which ranks on a parity basis with or senior to the Series A Preferred Stock, issuing shares of Series B common stock, par value $0.01 per share, of Liberty TripAdvisor (“LTRPB”), subject to certain exceptions, entering into certain affiliate transactions and transferring shares of Class B Common Stock, par value $0.001 per share (“Tripadvisor Class B Common Stock”), and Common Stock, par value $0.001 per share (“Tripadvisor Common Stock”), of Tripadvisor, Inc. (“Tripadvisor”).

Sales Process. If the board of directors of Liberty TripAdvisor approves the initiation of a sale process to effect a change in control of itself or the entry into negotiations with a third party for a change in control, and, at such time, the Purchaser beneficially owns a number of shares of Series A Preferred Stock with an aggregate liquidation value equal to at least the Threshold Amount, the Investment Agreement requires Liberty TripAdvisor to provide notice of such intent to the Purchaser, designate a nationally recognized investment bank to act as financial advisor, and provide the Purchaser the opportunity to participate as a potential buyer. In addition, if the Purchaser owns a number of shares of Series A Preferred Stock with an aggregate liquidation value equal to at least the Threshold Amount, subject to certain exceptions, the Purchaser is entitled to certain rights to match offers consisting at least 90% of cash consideration to acquire Liberty TripAdvisor or LTRPB shares owned by Gregory B. Maffei, Liberty TripAdvisor’s Chairman of the Board, President and Chief Executive Officer, as the case may be.

Consultation. For so long as the Purchaser owns shares of Series A Preferred Stock having a liquidation value equal to the Threshold Amount, the Purchaser is entitled to certain consultation rights with Liberty TripAdvisor with respect to any matter on which Liberty TripAdvisor votes its shares of Tripadvisor equity and with Mr. Maffei with respect to any matter on which he votes his LTRPB shares.

Tripadvisor Board. The Investment Agreement also requires Liberty TripAdvisor, upon closing, to nominate an individual designated by the Purchaser to the board of directors of Tripadvisor for so long as (i) Purchaser beneficially owns a number of shares with an aggregate liquidation value equal to at least the Threshold Amount and (ii) Liberty TripAdvisor has a right to nominate at least two directors to Tripadvisor’s board of directors under the Governance Agreement among Tripadvisor, Liberty Interactive Corporation (now known as Qurate Retail, Inc.) and Barry Diller, dated as of December 20, 2011, as amended by the Assignment and Assumption of Governance Agreement among Tripadvisor, Liberty TripAdvisor and Liberty Interactive Corporation, dated August 12, 2014. Mr. O’Hara is expected to be nominated to the board of directors of Tripadvisor.

The summary of the Investment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Investment Agreement, which is attached hereto as Exhibit 4.1, and is incorporated herein by reference.

Registration Rights Agreement

The Investment Agreement requires Liberty TripAdvisor and the Purchaser to enter into a Registration Rights Agreement at the closing of the sale of the Series A Preferred Stock under the Investment Agreement (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Purchaser is entitled to demand and piggyback registration rights with respect to the shares of Series A Preferred Stock and any shares of common stock of Liberty TripAdvisor paid to satisfy its obligations under the Investment Agreement and the Certificate of Designations (as defined below). The Purchaser will be entitled to four demand registration rights, subject to certain limitations, including that each demand must cover at least $15,000,000 in value of shares to be registered and that Liberty TripAdvisor will not be required to effect more than one underwritten shelf takedown during any 180 day period. Liberty TripAdvisor will pay the costs associated with such registrations (other than underwriting discounts, fees and commissions).

The summary of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement, which is attached hereto as Exhibit 4.2, and is incorporated herein by reference.

Certificate of Designations

The Certificate of Designations for the Series A Preferred Stock of Liberty TripAdvisor (the “Certificate of Designations”) designates the Series A Preferred Stock and establishes its preferences, limitations, voting powers and relative rights. The Certificate of Designations will become effective upon filing with the Secretary of State of the State of Delaware.

Priority. The Series A Preferred Stock ranks senior to the shares of common stock of Liberty TripAdvisor, with respect to dividend rights, rights of redemption and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Liberty TripAdvisor. Shares of Series A Preferred Stock are not convertible into shares of common stock of Liberty TripAdvisor. The Series A Preferred Stock has a liquidation value equal to the sum of (i) $1,000, plus (ii) all unpaid dividends (whether or not declared) accrued with respect to such share which pursuant to the terms of the Certificate of Designations has been added to the liquidation price.

Dividends. Dividends on each share of Series A Preferred Stock will accrue on a daily basis at a rate of 8.00% of the liquidation value and will be payable, in accordance with the terms and conditions of the Certificate of Designations, annually, commencing after the date that the Series A Preferred Stock was first issued (the “Original Issue Date”). Dividends on each share of Series A Preferred Stock may be paid, at Liberty TripAdvisor’s election, in cash, shares of Series A common stock, par value $0.01 per share (“LTRPA”), of Liberty TripAdvisor, or, at the election of the Purchaser, shares of Series C common stock, par value $0.01 per share (“LTRPK”), of Liberty TripAdvisor, provided, in each case, such shares are listed on a national securities exchange and are actively traded (such LTRPK shares, together with the LTRPA shares, the “Eligible Common Stock”), or a combination of cash and Eligible Common Stock. If a dividend is not declared and paid on the dividend payment date, the dividend amount will be added to the then-applicable liquidation price of the Series A Preferred Stock.

Redemption. Except as described below, Liberty TripAdvisor is required to redeem for cash shares of Series A Preferred Stock on the earlier of (i) the first business day after the fifth anniversary of the Original Issue Date or (ii) subject to certain exceptions, a change in control of Liberty TripAdvisor (such earlier date, the “Mandatory Redemption Date”). If all of the transaction consideration for such a change in control of Liberty TripAdvisor consists of publicly-traded equity securities, the redemption payment will consist of a number of shares of such equity securities to be determined in accordance with the Certificate of Designations. The “Redemption Price” in a mandatory redemption or the exercise of a holder’s put right (as described below) will equal the greater of (i) the sum of the liquidation value on the redemption date, plus all unpaid dividends accrued since the last dividend date, and (ii) the product of the (x) initial liquidation value, multiplied by (y) an accretion factor (determined based on a formula set forth in the Certificate of Designations) with respect to the Tripadvisor Common Stock, less (z) the aggregate amount of all dividends paid in cash or shares of Eligible Common Stock from the Original Issue Date through the applicable redemption date.

Put Right. Following the first anniversary of the Original Issue Date, the Purchaser will have the right to cause Liberty TripAdvisor to redeem all of the outstanding shares of Series A Preferred Stock at the Redemption Price for, at the election of Liberty TripAdvisor, cash, shares of Eligible Common Stock, shares of Tripadvisor Common Stock or any combination of the foregoing, subject to certain limitations. The Purchaser may exercise its put right by delivering notice to Liberty TripAdvisor within a certain number of days following the filing by Liberty TripAdvisor of its periodic reports with the SEC, and Liberty TripAdvisor will have 180 days from the delivery of such notice to redeem the outstanding Series A Preferred Stock (the “Put Option Mandatory Redemption Date”). If Liberty TripAdvisor determines not to redeem the Series A Preferred Stock within that 180-day period, Liberty TripAdvisor may facilitate the sale of Purchaser’s Series A Preferred Stock and, if necessary, make the Purchaser whole for any shortfall from the redemption price.

Penalty Provisions. If Liberty TripAdvisor fails to redeem all of the Series A Preferred Stock on the Mandatory Redemption Date or the Put Option Mandatory Redemption Date , then the dividend rate will increase from 8.00% to 12.00% of the liquidation value and the holders of a majority of the Series A Preferred Stock may appoint an additional director.

Board Matters. Both of the Series A directors will not be subject to the board classification provisions of Liberty TripAdvisor’s Restated Certificate of Incorporation and will serve on the Liberty TripAdvisor Board until such director’s removal or resignation; provided that, the Series A Preferred Threshold Director’s term will automatically expire when the Threshold Amount is no longer satisfied and the additional Series A director’s term will automatically expire once there are no shares of Series A Preferred Stock outstanding. The Series A Preferred Threshold Director and the additional Series A director may only be removed by a majority of the holders of Series A Preferred Stock.

Voting; Convertibility. Holders of Series A Preferred Stock are not entitled to any voting powers, except as otherwise specified in the Certificate of Designations or as required by Delaware law. Shares of Series A Preferred Stock are not convertible into Liberty TripAdvisor common stock.

The summary of the Certificate of Designations does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Certificate of Designations, which is attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On March 10, 2020 (the “Second Amendment Effective Date”), Liberty TripAdvisor LLC, a wholly owned subsidiary of which Liberty TripAdvisor is a manager and sole member (“TripSPV”), entered into a Second Amendment to its previously disclosed Margin Loan Agreement (each as defined below). As of the Second Amendment Effective Date, the amount of borrowings outstanding, including PIK interest as of December 31, 2019, under the Margin Loan Agreement were comprised of approximately (i) $231 million under a term loan facility, (ii) $15 million under delayed draw term loan facility and (iii) $109 million under additional and separate term loan facilities (collectively, the “Margin Loan”), and all of the shares of Tripadvisor Common Stock and all of the Tripadvisor Class B Common Stock, in each case, owned by TripSPV were pledged as collateral to secure the Margin Loan.

The Margin Loan Agreement matures in November 2022 and provides that, among other triggering events, and in relevant part, if at any time the closing price per share of Tripadvisor’s common stock falls below the lesser of $18.50 and a share price based on a pre-established formula set forth in the Margin Loan Agreement (the “First Mandatory Prepayment Event Price”), TripSPV must prepay approximately 50% of the aggregate principal amount of the Margin Loans outstanding (and all interest accrued thereon) (the “First Mandatory Prepayment Event”). The Margin Loan Agreement further provides that if at any time the closing price per share of Tripadvisor Common Stock falls below a lower share price based on a pre-established formula set forth in the Margin Loan Agreement (the “Second Mandatory Prepayment Event Price”), the aggregate principal balance of the Margin Loans outstanding must be repaid in full (the “Second Mandatory Prepayment Event”).

On March 11, 2020, the closing share price of the Tripadvisor Common Stock fell below First Mandatory Prepayment Event Price and the calculation agent provided notice to TripSPV (“First Prepayment Notice”) that it is required to prepay approximately $181 million. In response to the First Prepayment Notice, on March 12, 2020, TripSPV delivered a notice to the calculation agent and the administrative agent of its intent to repay any amounts owed thereunder by selling pledged shares.

After TripSPV delivered its response notice to the First Prepayment Notice, the calculation agent delivered a second mandatory prepayment notice, dated March 12, 2020 (the “Second Prepayment Notice”), due to the closing share price of Tripadvisor Common Stock falling below another minimum value. In response to the Second Prepayment Notice, on March 13, 2020, TripSPV delivered a notice to the calculation agent and the administrative agent of its intent to repay any amounts owed thereunder by selling pledged shares. TripSPV also intends to use certain proceeds received under the 2020 Forward Contract (together with any cash-on-hand, including from investments or contributions) to fund a portion of any amounts that are due.

It is Liberty TripAdvisor’s understanding that, during the pendency of the transactions contemplated by the Investment Agreement as described above in Item 1.01, the lenders do not intend to exercise their rights to foreclose on the Tripadvisor Common Stock and Tripadvisor Class B Common Stock pledged as collateral for the Margin Loan.

In the event that TripSPV does not deliver the funds when required, the lenders may foreclose on the Tripadvisor Common Stock and Tripadvisor Class B Common Stock pledged as collateral for the Margin Loan. In connection with any sale by the lenders following foreclosure, the lenders must first sell all shares of Tripadvisor Common Stock prior to any shares of Tripadvisor Class B Common Stock being converted and sold on foreclosure. Shares of Tripadvisor Class B Common Stock must first be converted into shares of Tripadvisor Common Stock before they may be sold on foreclosure.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of any such securities under the securities laws of such state or jurisdiction.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The issuance of the shares of Series A Preferred Stock pursuant to the Investment Agreement and shares of LTRPA and LTRPK as dividends pursuant to the Certificate of Designations is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of the exemption provided by Section 4(a)(2) of the Securities Act.

Item 3.03. Material Modification to Rights of Security Holders

The information regarding set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal year

The information regarding the Certificate of Designations set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On March 16, 2020, Liberty TripAdvisor issued a press release announcing the investment by the Purchaser.

This Item 7.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 are being furnished to the Securities and Exchange Commission in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 8.01. Other Events

Second Amendment to Margin Loan Agreement

On the Second Amendment Effective Date, TripSPV entered into a second amendment (the “Second Amendment”) to that certain Margin Loan Agreement, dated as of June 10, 2019, as amended by Amendment No. 1 to Margin Loan Agreement, dated as of November 19, 2019, by and among TripSPV, as borrower, Liberty TripAdvisor, as guarantor, Credit Suisse AG, Cayman Islands Branch, as calculation agent (the “Calculation Agent”), the various financial institutions party thereto as lenders (each, a “Lender”), and Société Générale, as administrative agent (the “Existing Margin Loan Agreement;” and the Existing Margin Loan Agreement as amended by that Second Amendment and as further amended, restated, amended and restated, supplemented or otherwise from time to time, the “Margin Loan Agreement”). On March 9, 2020, and in accordance with the terms of the Existing Margin Loan Agreement, TripSPV and Credit Suisse Capital LLC and/or its affiliates (“CS”) entered into the variable forward transaction (described under “2020 Forward Contract” below). Pursuant to the Second Amendment, each Lender and each agent (to the extent applicable), among other things, granted TripSPV a limited waiver from certain representations, warranties and covenants set forth in the Existing Margin Loan Agreement for the purposes of the 2020 Forward Contract. TripSPV intends to use the prepayment amount received under the 2020 Forward Contract (together with any cash-on-hand, including from investments or contributions) in part to pay down outstanding loans under the Margin Loan Agreement (“Loans”). The Second Amendment also provides for additional amendments to the Existing Margin Loan Agreement as more fully set forth therein, including: (i) a modification of the margin call loan-to-value ratio based on a pre-established formula set forth in the Second Amendment; (ii) a modification in the maintenance loan-to-value trigger price; (iii) a modification in the price of the shares that results in mandatory prepayment events; and (iv) for the release, as more fully described below in the 2020 Forward Contract, of up to 18,159,752 shares of Common Stock of Tripadvisor (the “Released Pledge Shares”) from the pledge of shares of Tripadvisor Common Stock and Tripadvisor Class B Common Stock that secures TripSPV’s obligations under the Margin Loan Agreement.

2020 Forward Contract

On March 9, 2020, TripSPV entered into an agreement (the “2020 Forward Contract ”) establishing the terms and conditions of a variable forward transaction with CS.  The 2020 Forward Contract obligates TripSPV to deliver to CS (or any assignee thereof in accordance with the 2020 Forward Contract) up to the Number of Shares (defined below) based on the share prices over a specified period in the first quarter of 2023 (the “ Valuation Period”). The “Number of Shares” is defined as the number of shares of Common Stock of Tripadvisor in respect of which CS completes an initial hedge during a hedge period that started on March 9, 2020 and that will end no later than 30 scheduled trading days thereafter, subject to certain conditions set forth in the 2020 Forward Contract (the “Initial Hedging Period”), provided that such number shall not exceed either (a) the number of shares of Common Stock of Tripadvisor that would result in a prepayment amount of $200,000,000 or (b) 18,159,752 shares of Common Stock. Alternatively, TripSPV may choose to deliver an equivalent amount of cash based on a measure of the average share price over the Valuation Period (the “Settlement Price”).Under the terms of the Forward Contract, TripSPV will receive a prepayment amount equal to a portion of the product of the average per share price at which CS completes its hedging share sales during the Initial Hedging Period, net of trading costs (the “Initial Share Price”), and the Number of Shares.

TripSPV has agreed to pledge the Number of Shares, which could be up to 18,159,752 shares of Common Stock of Tripadvisor (the “Pledge Shares”) (which constitute the Released Pledged Shares), to secure its obligations under the Forward Contract, and retains voting rights in the Pledge Shares during the term of the pledge absent a default under the Forward Contract.

If TripSPV elects share settlement, TripSPV will be obligated to deliver fewer than the Number of Shares if (and to the extent that) on trading days during the Valuation Period the average per share price is less than 90% of the Initial Share Price.  As noted above, alternatively TripSPV may choose to deliver a cash equivalent amount in lieu of such shares.

Because the closing share price of Tripadvisor Common Stock was less than $15.00 per share during the Initial Hedging Period, CS was permitted to deliver a notice to TripSPV to terminate the Initial Hedging Period. Although no such notice has been delivered, CS stopped hedging activity under the 2020 Forward Contract on March 12, 2020. As of the date hereof, TripSPV intends to borrow up to $34 million to fund a portion of the repayment of the Margin Loans upon the closing of the sale of the Series A Preferred Stock and approximately 2.2 million shares of Tripadvisor Common Stock will secure the 2020 Forward Contract.

Forward-Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the investment by the Purchaser and the use of proceeds therefrom, issuance of the Series A Preferred Stock, Liberty TripAdvisor’s existing margin loan, the 2020 Forward Contract and the use of proceeds therefrom and changes to the boards of directors of Liberty TripAdvisor and Tripadvisor. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, general market conditions and conditions to the completion of the investment by Certares. These forward-looking statements speak only as of the date of this Current Report on Form 8-K, and Liberty TripAdvisor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty TripAdvisor’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty TripAdvisor, including its most recent Annual Report on Form 10-K, for risks and uncertainties related to Liberty TripAdvisor’s business which may affect the statements made in this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designations of 8% Series A Cumulative Redeemable Preferred Stock of Liberty TripAdvisor Holdings, Inc.

4.1	Investment Agreement, dated as of March 15, 2020, by and among Liberty TripAdvisor Holdings, Inc., the investors listed in Schedule I thereto, and solely for purposes of certain provisions therein, Gregory B. Maffei.

4.2	Form of Registration Rights Agreement to be entered into by Liberty TripAdvisor Holdings, Inc., Certares Holdings LLC, Certares Holdings (Blockable) LLC and Certares Holdings (Optional) LLC.

99.1	Press Release, dated March 16, 2020.

101.INS	Inline XBRL Instance Document – the instance document does not appear in Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2020

LIBERTY TRIPADVISOR HOLDINGS, INC.

By:	/s/ Craig Troyer
Name: Craig Troyer
Title: Senior Vice President and Assistant Secretary